EXHIBIT 99.10


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 1 of the Registration Statement on Form N-1A of Berkshire Capital Investment Trust of our report dated January 21, 1998 on our audit of the financial statements of the Trust (comprising the Berkshire Capital Growth & Value Fund).

We also consent to the reference to our firm in such Registration Statement.


/s/ MEREDITH, CARDOZO, LANZ & CHIU LLP
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Meredith, Cardozo, Lanz & Chiu LLP


San Jose, California
January 21, 1998





































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